Exhibit 10.8
RESEARCH PHARMACEUTICAL SERVICES, INC.
2007 EQUITY INCENTIVE PLAN
AWARD AGREEMENT
     Research Pharmaceutical Services, Inc., a Delaware corporation (the “Company”), hereby grants to _________ (the “Optionee”), an employee of the Company or a related entity, a nonqualified stock option (the “Option”) to purchase _________ shares (the “Option Shares”) of the Company’s common stock on _________ (the “Grant Date”). Except as otherwise specified herein or unless the context requires otherwise, the terms defined in the Research Pharmaceutical Services, Inc. 2007 Equity Incentive Plan (the “Plan”) will have the same meanings herein.
     NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties hereto agree as follows:
          1. Nature of the Option. This Option is a nonqualified stock option.
          2. Term of Option. This Option may not be exercised later than the date that is ten (10) years after the Grant Date, subject to earlier termination or cancellation, as provided in the Plan or Section 6 hereof.
          3. Option Exercise Price. The cost to the Optionee to purchase, pursuant to this Award Agreement, one Share is $______.
          4. Exercise of Option. This Option will be exercisable during its term only in accordance with the terms and provisions of the Plan and this Award Agreement, as follows:
               (a) Right to Exercise.
                    (i) The Option shall become exercisable with respect to thirty-three and one-third percent (33 1/3 percent) of the Option Shares on _________, provided the Optionee has not incurred a Termination of Service as of the applicable vesting date; and
                    (ii) Thereafter, the Option shall become exercisable with respect to an additional eight and one-third percent (8 1/3 percent) of the Option Shares at the end of each consecutive ninety (90) day period following _________, provided the Optionee has not incurred a Termination of Service as of the applicable vesting date.
                    (iii) Notwithstanding paragraphs (i) and (ii) above, this Option may not be exercised from the effective time of a Form 10 (General Form for Registration of Securities) (if any) that is filed with the Securities and Exchange Commission (the “SEC”) until the time the underlying Option Shares have been registered with the SEC by means of a Form S-8 (Registration Statement Under the Securities Act of 1933) duly filed with the SEC.
               (b) Method of Exercise. The Optionee may exercise this Option by providing written notice stating the election to exercise this Option. Such written notice must be signed by the Optionee and must be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice must be accompanied by (i) payment of the option exercise price in the manner described in Section 4(c) hereof, and (ii) any other agreements required by the Board or its Committee and/or the terms of the Plan, which other agreements may restrict the sale or other transfer of the Option Shares and may include certain additional representations and agreements as to the Optionee’s investment intent with respect to the Option Shares. This Option will be deemed to be exercised only upon the receipt by the Company of such written notice, payment of the option exercise price, and any other agreements required by the Board or its Committee, the terms of the Plan and/or this Award Agreement. The Optionee will have no right to vote or receive dividends and will have no other rights as a stockholder with respect to such Option Shares notwithstanding the exercise of this Option, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate(s) evidencing those Shares that are being issued upon exercise of this Option. The certificate(s) for the Option Shares will be registered in the name of the Optionee and will contain any legend as may be required under the Plan, this Award Agreement, and/or applicable law.
               (c) Method of Payment. The method of payment of the option exercise price may consist entirely of cash or personal or certified check, or such other consideration or method of payment as may be authorized under the Plan, in addition to or in place of cash or check, as may be determined by the Board or its Committee at the time of exercise.
               (d) Partial Exercise. This Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Option Shares.
               (e) Restrictions on Exercise. This Option may not be exercised if the issuance of Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. In addition, as a further condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.
          5. Investment Representations. Unless the Option Shares have been registered under the Securities Act, in connection with the acquisition of this Option, the Optionee represents and warrants to the Company as follows:
               (a) The Optionee is acquiring this Option, and upon exercise of this Option, the Optionee will be acquiring the Option Shares for investment for his own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof.
               (b) The Optionee has a preexisting business or personal relationship with the Company or its affiliates or one of its directors, officers or controlling persons and by reason of his business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his interests in connection with the acquisition of this Option and the Option Shares.

          6. Termination of Service.
               (a) Generally. Except as provided in Section 4(a)(iii) hereof, if the Optionee incurs a Termination of Service for any reason other than death, Disability or termination for Cause, this Option (to the extent exercisable at the time of such termination) may be exercised at any time within three (3) months after the date of such termination. To the extent that this Option is not exercisable at the time of such termination, or to the extent this Option is not exercised within the time specified herein, this Option will terminate.
               (b) Disability. If the Optionee incurs a Termination of Service due to Disability, this Option (to the extent exercisable at the time of such termination) may be exercised by the Optionee or his legal guardian or representative at any time within twelve (12) months after such termination. To the extent that this Option is not exercisable on the date of Termination of Service, or to the extent this Option is not exercised within the time specified herein, this Option will terminate.
               (c) Death. If the Optionee incurs a Termination of Service due to his death, this Option (to the extent exercisable at the time of such death) will remain exercisable for twelve (12) months after the date of death by the Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance. To the extent that this Option is not exercisable on the date of death, or to the extent this Option is not exercised within the time specified herein, this Option will terminate.
               (d) Cause. If the Optionee incurs a Termination of Service for Cause, this Option will be immediately and automatically canceled and the Optionee will have no further rights therein.
Notwithstanding any other provision of this Section 6, this Option will not be exercisable after the expiration of the term set forth in Section 2 hereof.
          7. Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, this Option is exercisable only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of this Option will be binding upon the executors, administrators and heirs of the Optionee.
          8. No Continuation of Employment. Neither the Plan nor this Option will confer upon the Optionee any right to continue in the service of the Company or its affiliates or limit, in any respect, the right of the Company or its affiliates to discharge the Optionee at any time, with or without Cause and with or without notice.
          9. Market Stand-Off. The Optionee agrees that, in connection with any public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Act, not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any Option Shares without the prior written consent of the Company or its underwriters, for such period of time from the effective date of such registration as may be requested by the Company or such underwriters.

          10. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Option Shares. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee (or such other person entitled to exercise this Option pursuant to Section 6 hereof) will pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements applicable to the grant or exercise of this Option or the sale or other disposition of the Option Shares.
          11. Entire Agreement. This Award Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of Options to Optionee by the Company (other than any written Award Agreement executed in connection with another award of Options to Optionee). This Award Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.
          12. Governing Law. This Award Agreement will be construed in accordance with the laws of the state of Delaware, without regard to the application of the principles of conflicts of laws.
          13. Amendment. Subject to the provisions of the Plan, this Award Agreement may only be amended by a writing signed by each of the parties hereto.
          14. The Plan. The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.
[Signature page follows]

     IN WITNESS WHEREOF and intending to be legally bound hereby, this Award Agreement is hereby executed.

RESEARCH PHARMACEUTICAL SERVICES, INC.
By:
Title:

     The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she has read and is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions of the Award Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan.

OPTIONEE __________________________________________ Signature, Date: Address: ___________________________________

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO RESEARCH PHARMACEUTICAL SERVICES, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.